Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces Q3 2009 Results

FORT LAUDERDALE, FL, November 12, 2009 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the third quarter ended September 30, 2009.

Revenues for the third quarter of 2009 were $4.2 million, compared to $4.8 million in the prior year period. The net loss was $(3.3) million, or $(0.13) per diluted share, for the third quarter of 2009 compared to $(3.2) million, or $(0.13) per diluted share, for the third quarter of 2008.

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, severance charges and bad debt recovery or expense, for the quarter ended September 30, 2009 was $(1.2) million compared to $(1.4) million in the prior year period.

For the nine months ended September 30, 2009, the Company recorded revenues of $14.2 million compared to $20.0 million for the same period last year. Net loss was $(8.8) million, or $(0.35) per share, compared to $(11.5) million, or $(0.46) per share, for the first nine months of 2008. Adjusted EBITDA for the first nine months of 2009 totaled $(2.2) million compared to $(6.2) million in the comparable prior year period.

Third Quarter and Recent Operating Highlights:

•	Expanded margins on meal delivery program to 39% (excluding revenue share, depreciation and promotional costs) from 36% in the second quarter and 31% in the first quarter

•	Produced and began testing new television commercial for meal delivery service

•	Launched a new e-commerce weight loss store

•	Raised a total of $3.7 million via Private Placements with the Company’s largest shareholder, as well as certain members of management and the Board of Directors since the end of Q2 to-date

“We are encouraged by our efforts to drive our business toward profitability and excited about the opportunities ahead,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “While our third quarter results reflect economic challenges and traditional seasonal weakness in the diet industry, we continued to execute well on our strategies, with a sequential improvement in meal delivery margins and improved overall productivity. For the past several months, the entire company has been focused on preparing for the diet season. We have put our cash to use funding a very exciting television commercial for our fresh meal delivery program and we continue to make technology and operations improvements centered on optimizing our sales channels and improving our conversion rates. We believe that we are well-positioned operationally to improve our performance during the upcoming diet season.”

Conference Call

The company will host a conference call to discuss the third quarter 2009 results at 5:00 p.m. Eastern Time on Thursday, November 12, 2009. Participants may access the call by dialing 866-730-5762 (domestic) or 857-350-1586 (international), passcode 76209431. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Thursday, November 19, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 89369613.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

* Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Net loss	$(3,298)	$(3,199)	$(8,775)	$(11,453)

Interest income, net	1	63	(1)	11

Interest expense on secured notes	763	542	2,202	1,382

Amortization of secured notes	556	321	1,508	836

Income tax provision	1	19	18	20

Depreciation	386	437	1,185	1,127

Amortization of intangibles	9	176	284	705

Stock-based compensation	431	288	1,124	1,046

Bad debt (recovery) expense	(8)	(7)	13	82

Severance charges	-	4	220	39

Adjusted EBITDA	$(1,159)	$(1,357)	$(2,222)	$(6,205)

Forward-Looking Statements

Certain statements made in this report that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include statements regarding our expectation that we will seek additional capital through a private placement or public offering of our common stock; our belief regarding market demand for our products; our expectation that our total gross margins will improve in the future as our efforts to improve meal delivery margin are realized; our expectation that revenue streams from revenue sources other than digital plan subscriptions will continue to become a larger share of total revenues; our belief that we can rapidly secure alternate technology infrastructure vendors if we experience an interruption in Web site service; our expectation that we will be successful in implementing programs designed to enhance the privacy protection of our visitors to our Web site; our expectation that we will conduct our operations in compliance with applicable regulatory requirements; our expectation regarding the effect of any legal proceedings or legal inquiries on our financial condition or results of operations; and our estimates regarding certain accounting and tax matters, including the adoption of certain accounting pronouncements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission, including our annual and quarterly reports, and the following:

•	our ability to raise additional capital through a private placement or public offering of our common stock;

•	our ability to accurately assess market demand for our products;

•	our ability to improve our meal delivery margin and its effect on total gross margins;

•	our ability to rapidly secure alternate technology infrastructure vendors if we experience Web site service interruption;

•	our ability to successfully implement programs designed to enhance the privacy protection of our visitors to our Web site;

•	our ability to maintain compliance with applicable regulatory requirements;

•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels;

•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates; and

•	our ability to successfully estimate certain accounting and tax matters, including the effect on our Company of adopting certain accounting pronouncements.

These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues:
Digital plans	$1,176	$2,079	$3,846	$7,815
Meal delivery	1,945	1,417	6,141	8,239
Business-to-business	800	935	3,280	2,573
Other	317	322	975	1,341

Total revenues	4,238	4,753	14,242	19,968

Cost and expenses:
Cost of revenue
Digital plans	194	640	658	1,838
Meal delivery	1,398	1,407	4,646	8,530
Business-to-business	39	40	163	103
Other	78	68	190	214

Total cost of revenue	1,709	2,155	5,657	10,685
Technology and development	934	1,083	2,780	3,056
Sales, marketing and support	2,427	2,190	6,749	9,685
General and administrative	1,136	1,403	3,820	5,041
Amortization of Intangibles	9	176	284	705

Total cost and expenses	6,215	7,007	19,290	29,172

Loss from operations	(1,977)	(2,254)	(5,048)	(9,204)
Interest income	1	20	10	95
Interest expense	(1,321)	(946)	(3,719)	(2,324)

Loss before income tax provision	(3,297)	(3,180)	(8,757)	(11,433)
Income tax provision	(1)	(19)	(18)	(20)

Net loss	$(3,298)	$(3,199)	$(8,775)	$(11,453)

Loss per common share:
Basic and diluted	$(0.13)	$(0.13)	$(0.35)	$(0.46)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	25,460	25,150	25,364	25,103

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(1,079)	$(1,348)	$(2,671)	$(6,323)
Investing	(9)	224	(38)	(1,485)
Financing (1)	1,254	(343)	1,194	2,177

	September 30, 2009	December 31, 2008
BALANCE SHEET DATA:
Cash and cash equivalents	$958	$2,523
Total assets	12,158	15,671
Deferred revenue	2,413	3,336
Long-term debt (excluding capital leases)	15,890	11,808
Stockholder’s deficit	(9,098)	(2,781)

(1) Following the close of the quarter ended September 30, 2009, an additional $2.5 million of financing was received via exercise of warrants by the Company’s largest shareholder Prides Capital Fund I, L.P.

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